EXHIBIT 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report relating to the financial statements, which appears in IQ Biometrix, Inc.'s Prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b)(3) on July 6, 2005.

Paritz & Company

Hackensack, New Jersey
September 8, 2005